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                                                                    EXHIBIT 23.5

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196,
333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668,
333-67734, 333-67736, and 333-67740), Form S-3 (File Nos. 333-41014, 333-61508,
333-76546 and 333-96863) and Form S-4 (File Nos. 333-99289, 333-102445 and
333-102446) of Chesapeake Energy Corporation of information from our reserve report dated on or about March 7, 2003 entitled "Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2002, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on or about February 26, 2003.


Netherland, Sewell & Associates, Inc.
Dallas, TX
February 26, 2003